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                                                                      EXHIBIT 21

           AMERICAN WATER WORKS COMPANY, INC. AND SUBSIDIARY COMPANIES

                         SUBSIDIARIES OF THE REGISTRANT

     The following list includes the Registrant and all of its subsidiaries as of December 31, 2000. The voting stock of each company shown indented is owned, to the extent indicated by the percentage, by the company immediately above which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.

                                                                Percentage
                                                  State of     Voting Stock
            Name of Company                     Incorporation     Owned
            ---------------                     -------------   -----------
American Water Works Company, Inc.
 American Water Capital Corp.                      Delaware        100
 American Water Resources, Inc.                    Virginia        100
  AmericanAnglian Canada Company                   Canada          100
 American Water Services, Inc.                     Delaware        100
  AmericanAnglian Environmental Technologies, Inc. Delaware        100
  AmericanAnglian Environmental Technologies, L.P. Delaware        100
 American Water Works Service Company, Inc.        Delaware        100
 Arizona-American Water Company                    Arizona         100
 California-American Water Company                 California      100
 Greenwich Water System, Inc.                      Delaware        100
  Connecticut-American Water Company               Connecticut     100
  Hampton Water Works Company                      New Hampshire   100
  Massachusetts-American Water Company             Massachusetts   100
  New York-American Water Company, Inc.            New York        100
  The Salisbury Water Supply Company               Massachusetts   100
 Hawaii-American Water Company                     Nevada          100
 Illinois-American Water Company                   Illinois        99.9
 Indiana-American Water Company, Inc.              Indiana         100
 Iowa-American Water Company                       Delaware        95.84
 Kentucky-American Water Company                   Kentucky        100
 Long Island Water Corporation                     New York        100
 Maryland-American Water Company                   Maryland        100
 Massachusetts Capital Resources Company           Delaware        100
 Michigan-American Water Company                   Michigan        100
 Missouri-American Water Company                   Missouri        100
  Jefferson City Water Works Company, Inc.         Missouri        100
 New Jersey-American Resources Company             New Jersey      100
 New Jersey-American Water Company, Inc.           New Jersey      100
 New Mexico-American Water Company, Inc.           New Mexico      99.99
 Ohio-American Water Company                       Ohio            100
 Pennsylvania-American Water Company               Pennsylvania    96.06*
 SJW Acquisition Corp.                             Delaware        100
 St. Louis County Water Company                    Missouri        100
 Tennessee-American Water Company                  Tennessee       99.89
 Virginia-American Water Company                   Virginia        100
  United Water Virginia, Inc.                      Virginia        100
 West Virginia-American Water Company              West Virginia   99.97
  Bluefield Valley Water Works Company             Virginia        100

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* Includes 2.27% which is owned by Greenwich Water System, Inc., an affiliate of the Registrant.